UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2011

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

American Water Works Company, Inc. (the “Company”) is furnishing, as Exhibit 99.1, a slide presentation it will be providing at investor meetings to be held on May 24, 2011.

Among other things, the slide presentation will indicate that the Company is reaffirming previously announced guidance that its 2011 earnings per share are expected to be in the range of $1.65 to $1.75. The earnings forecast does not recognize the benefit on net income and earnings per share of the cessation of depreciation for discontinued operations, which is estimated to be approximately $0.08 for 2011. Under generally accepted accounting principles in the United States, a long-lived asset may not be depreciated while it is classified as held for sale.

The earnings forecast is a forward looking statement that constitutes a prediction based on the Company’s current expectations and assumptions regarding future events. Actual results could differ materially from forecasted results due to a variety of factors, including those listed in the Cautionary Statement Concerning Forward-Looking Statements on slide 2 of the slide presentation furnished as an exhibit to this report; the Cautionary Statement Concerning Forward-Looking Statements is incorporated herein by reference.

The information in this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	American Water Slide Presentation

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2011	By:	/s/ Ellen C. Wolf
Ellen C. Wolf
Senior Vice President and Chief Financial Officer